Filed Pursuant to Rule 424(b)(8)

Registration No. 333-268707

PROSPECTUS SUPPLEMENT

(to Prospectus dated September 29, 2023)

White River Energy Corp

67,651,420 Shares of Common Stock

16,931,266 Warrants to Purchase Shares of Common Stock

This Prospectus Supplement supplements the Prospectus dated September 29, 2023 (the “Prospectus”), which forms a part of the Registration Statement on Form S-1 (File No. 333-268707) (the “Registration Statement”) filed by White River Energy Corp (“White River” or the “Company”) with the Securities and Exchange Commission (“SEC”). The Prospectus relates to the distribution (the “Spin-Off”) by RiskOn International, Inc. (“RiskOn”), formerly known as Ecoark Holdings, Inc. of 42,253,521 shares of common stock, par value $0.0001 per share (the “Spin-Off Shares”) of White River, plus up to an additional 1,000 shares of common stock to account for the rounding up of fractional shares, to the holders of RiskOn common stock and convertible preferred stock (on an as-converted basis), and the offering and resale by the selling stockholders identified in the Prospectus of up to 25,396,899 shares of White River common stock and up to 16,931,266 warrants to purchase shares of White River common stock issued in connection with the private placement transactions from October 2022 through April 2023 in a private investment in public equity offering by the Company.

This Prospectus Supplement is being filed to update and supplement the information in the Prospectus with the information contained in the Company’s following filings with the SEC: (1) our Current Report on Form 8-K filed with the SEC on January 31, 2024; (2) our Current Report on Form 8-K filed with the SEC on February 20, 2024; and (3) our Current Report on Form 8-K filed with the SEC on February 23, 2024. Accordingly, we have attached a copy of each of the foregoing SEC filings to this Prospectus Supplement.

This Prospectus Supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This Prospectus Supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this Prospectus Supplement, you should rely on the information in this Prospectus Supplement.

Without limiting the generality of the foregoing, this Prospectus Supplement and the Company’s SEC filings attached hereto update the Prospectus with respect to the following matters: (i) RiskOn’s determination not to proceed with the Spin-Off as originally contemplated and described in the Prospectus for regulatory reasons, and to instead undertake to transfer shares of common stock underlying the Series A Convertible Preferred Stock it holds to beneficial and registered shareholders of RiskOn as of September 30, 2022, the intended record date for the Spin-Off, to qualified RiskOn holders who can (1) demonstrate to RiskOn’s satisfaction that such holder in fact was a beneficial holder of RiskOn’s common or preferred stock as of September 30 2022, and (2) affirm that such holder is an “accredited investor” as that term is defined in Rule 501 of the Securities Act of 1933; (ii) the Company’s acquisition and sale of federal income tax credits in connection with its joint venture originally entered into in November 2023 and related activities and developments with respect thereto; and (iii) a change in the Company’s independent registered public accounting firm.

See the section entitled “Risk Factors” beginning on page 4 of the Prospectus as well as risks and uncertainties described under similar headings in any amendments or supplements to the Prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus Supplement or the Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is March 20, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 29, 2024

White River Energy Corp

(Exact name of registrant as specified in its charter)

Nevada	000-56617	45-3797537
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

609 W/ Dickson St., Suite 102 G
Fayetteville, AR	72701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 203-5610

N/A

(Former name or former address, if changed since last report.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 30, 2024, White River Energy Corp (the “Company” or “White River”), following approval by the Company’s Board of Directors and RiskOn International, Inc., formerly known as BitNile Metaverse, Inc. and Ecoark Holdings, Inc. (“RiskOn”) as the holder of the outstanding shares of the Company’s Series A Convertible Preferred Stock (the “Series A”), filed a Second Amended and Restated Certificate of Designation of the Rights, Preferences and Limitations of the Series A with the Nevada Secretary of State (the “Amended Certificate”). The Amended Certificate amended certain of the terms of the Series A, including by providing for the conversion of the Series A at any time at the election of the applicable holder, subject to a 4.99% beneficial ownership limitation which may be increased to 9.99% upon 61 days’ notice by the holder. Prior to such amendment, the Series A was convertible into White River common stock upon such time as a registration statement registering the distribution of the shares of common stock was declared effective by the Securities and Exchange Commission (the “SEC”) and the holder elected to distribute the shares to its shareholders. The foregoing description of the Amended Certificate and terms of the Series A thereunder does not purport to be complete, and is qualified in its entirety by the complete text of the Amended Certificate, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Information.

On January 29, 2024, RiskOn, the holder of the Company’s 1,200 outstanding shares of Series A, announced that it will not, for regulatory reasons, be able to effectuate the distribution of the approximately 42,253,521 shares of White River common stock issuable upon conversion of such shares of Series A as was originally contemplated and disclosed in White River’s Registration Statement on Form S-1 (File No. 333- 268707) which was declared effective by the SEC on September 29, 2023. RiskOn in a press release dated January 29, 2024 announced its intention, in an effort to attempt to fulfill its original intent to transfer the shares of White River common stock underlying the Series A it holds to beneficial and registered shareholders of RiskOn as of September 30, 2022, the intended record date for the distribution described in the Registration Statement, to send each such holder an agreement whereby qualified holders can (i) demonstrate to RiskOn’s satisfaction such holder in fact was a beneficial holder of RiskOn’s common or preferred stock as of September 30 2022 and (ii) affirm that such holder is an “accredited investor” as that term is defined in Rule 501 of the Securities Act of 1933. The Company will not be using the Registration Statement for the purpose of effecting the RiskOn distribution and will file a Post-Effective Amendment at an appropriate time.

Item 9.01 Financial Statements and Exhibits

Incorporated by Reference
Exhibit #	Exhibit Description	Form	Date	Number	Filed or Furnished Herewith
4.1	Second Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock				Filed
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

White River Energy Corp

Date: January 31, 2024	By:	/s/ Jay Puchir
	Name:	Jay Puchir
	Title:	Chief Financial Officer

Exhibit 4.1

SECOND AMENDED AND RESTATED CERTIFICATE OF DESIGNATION OF PREFERENCES,
RIGHTS AND LIMITATIONS OF
SERIES A CONVERTIBLE PREFERRED STOCK OF
WHITE RIVER ENERGY CORP

The undersigned, Randy S. May, the Chief Executive Officer of White River Energy Corp (the “Corporation”), a corporation organized and existing under Chapter 78 of the Nevada Revised Statutes (“NRS”), in accordance with the provisions of Sections 78.195 and 78.1955 of the NRS, does hereby certify:

That pursuant to the authority expressly conferred upon the Board of Directors of the Corporation (the “Board of Directors”) by the Corporation’s Articles of Incorporation, as amended from time-to-time (the “Articles of Incorporation”), the Board of Directors has adopted the following resolutions authorizing a new series of preferred stock designated as Series A Convertible Preferred Stock of the Corporation as set forth in this Second Amended and Restated Certificate of Designation of Preferences, Rights And Limitations Of Series A Convertible Preferred Stock (this “Certificate”):

RESOLVED, that the designations, powers, preferences and rights of the Series A Convertible Preferred Stock, and the qualifications, limitations or restrictions thereof, shall be as follows:

Section 1. Designation and Authorized Shares. There shall hereby be created and established a series of preferred stock of the Corporation designated as Series A Convertible Preferred Stock (the “Series A”). The authorized number of shares of the Series A shall be 1,200 shares. Each share of Series A shall have a par value of $0.0001. Shares of Series A may be issued or transferred in whole or in fractional shares.

Section 2. Stated Value; Liquidation Rights.

(a) Stated Value. Each share of Series A shall have a stated value of $25,000 per share (the “Stated Value”).

(a) (b) Liquidation Preference. Upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation’s affairs, then, before any distribution or payment shall be made to the holders of any Common Stock or any other class or series of junior stock, the Holder(s) shall be entitled to receive out of the Corporation’s assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference in the amount equal to the total Stated Value of the Series A held by such Holder(s), plus accrued but unpaid dividends. After payment of the full amount of the liquidating distributions to which they are entitled, the Holder(s) will have no right or claim to any of the Corporation’s remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the Corporation’s available assets are insufficient to pay the amount of the liquidating distributions on all outstanding Series A and the corresponding amounts payable on all senior stock and parity stock, then after payment of the liquidating distribution on all outstanding senior stock, the Holder(s) and all other such classes or series of parity stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. The merger or consolidation of the Corporation into or with another corporation or entity which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by such other corporation or entity or an affiliate thereof (except if such merger or consolidation does not result in the transfer of more than 50 percent of the voting securities of the Corporation), or the sale of all or substantially all the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 2(b). The amount deemed distributed to the Holders of Series A upon any such merger or consolidation shall be the cash or the value of the property, rights and/or securities distributed to such holders by the acquiring Person. The value of such property, rights or other securities shall be determined in good faith by the Board of Directors of the Corporation.

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Section 3. Conversion.

(a) Conversion Right. Subject to the Beneficial Ownership Limitation (as defined in Section 8), each whole or fractional share of Series A shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock in accordance with this Section 3 at the Conversion Rate (as defined below). The Corporation shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Corporation shall round such fraction of a share of Common Stock up to the nearest whole share. The Corporation shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including fees and expenses of the Corporation’s transfer agent (the “Transfer Agent”) that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Series A.

(b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of any share(s) of Series A pursuant to Section 3(c) shall be determined by dividing (x) the Stated Value of such share(s) Series A by (y) the Conversion Price as defined below (the “Conversion Rate”).

(c) Mechanics of Conversion. Each share of Series A shall be convertible into shares of Common Stock at a conversion price of $0.71 (the “Conversion Price”) subject to adjustment under Section 7. Conversion shall occur when a Notice of Conversion in the form annexed as Exhibit I (each, a “Conversion Notice”) has been submitted by the Holder to the Corporation together with documentation as the Corporation shall reasonably require.

(d) Optional Conversion. If as a result of the Beneficial Ownership Limitation, as defined in Section 8, a Holder cannot convert a share of Series A into shares of Common Stock on any date (a “Conversion Date”), a Holder shall deliver (via, electronic mail or otherwise), for receipt on or prior to 11:59 p.m., New York, NY time, on such date, a copy of an executed notice of conversion of the Series A subject to such conversion to the Corporation. Within two trading days following a conversion of any such Series A under this Section 3(d), the Corporation shall issue the Common Stock to Persons designated by the Holder. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Series A shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

2

Section 4. The Holder(s) shall not be entitled to vote on any matters submitted to or requiring the vote of the shareholders of the Corporation.

Section 5. Amendment. With the written consent of the Holders owning a majority of outstanding Series A, the Board of Directors shall have the exclusive power to amend this Certificate and the designations, powers, preferences, rights, qualifications, limitations and restrictions of the Series A provided hereunder.

Section 6. Other Provisions.

(a) Transfer of Series A. A Holder may transfer some or all of its Series A without the consent of the Corporation, subject to compliance with the Securities Act of 1933. If any Series A are to be transferred, the applicable Holder shall surrender the applicable Series A certificate to the Corporation or provide other evidence of transfer which the Corporation may request, whereupon the Corporation will forthwith issue and deliver upon the order of such Holder a new Series A certificate or issue the Series a in book entry, registered as such Holder may request, representing the outstanding number of shares of Series A being transferred by such Holder and, if less than the entire outstanding number of shares of Series A is being transferred, a new Series A certificate or provide evidence of book entry to such Holder representing the outstanding number of shares of Series A not being transferred.

Section 7. Certain Adjustments.

(a) Stock Dividends and Stock Splits. If the Corporation, at any time while the Series A is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately in the case of a subdivision or combination.

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(b) Adjustment for Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Corporation, shall be effected while any shares of Series A are outstanding in such a manner that holders of shares of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provision shall be made whereby each Holder who has not received the amounts to be distributed to such holder in accordance with this Certificate shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon conversion of Series A, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore so receivable had such reorganization or reclassification not taken place, and in such case appropriate provision shall be made with respect to the rights and interests of the Holders to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Conversion Price, Conversion Rate and the number of shares of Common Stock issuable upon conversion of the Series A) shall thereafter be applicable, as nearly as may be possible, in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion of such shares of Series A. Prior to or simultaneously with the consummation of any such reorganization or reclassification, the survivor or successor corporation (if other than the Corporation) resulting from such reorganization or reclassification shall assume by written instrument executed and mailed or delivered to each Holder, the obligation to deliver to such Holders such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to receive, and containing the express assumption by such successor corporation of the due and punctual performance and observance of every provision of this Certificate to be performed and observed by the Corporation and of all liabilities and obligations of the Corporation hereunder with respect to the Series A.

(c) Calculations. All calculations under this Section 7 shall be made to the nearest whole share. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall exclude any treasury shares of the Corporation.

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Section 8. Beneficial Ownership Limitation. The Corporation shall not effect the conversion of Series A, and the Holder shall not have the right to convert Series A, to the extent that after giving effect to such conversion, the Holder (together with such Holder’s affiliates) would beneficially own in excess of 4.99% of the shares of Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”). For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of Series A with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of Series A beneficially owned by such Holder and its affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation beneficially owned by such Holder and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. To the extent that the Beneficial Ownership Limitation contained in this Section 8 applies, the determination of whether the Series A are convertible (in relation to other securities owned by the Holder together with any affiliate) and of which number Series A are convertible shall be in the sole discretion of the Holder, and the submission of a Conversion Notice shall be deemed to be the Holder’s determination of whether such Series A are convertible (in relation to other securities owned by the Holder together with any affiliate) and of which portion of such Series A are convertible, in each case subject to such aggregate percentage limitation, and the Corporation shall have no obligation to verify or confirm the accuracy of the determination. For purposes hereof, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Corporation’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (2) a more recent public announcement by the Corporation or (3) any other notice by the Corporation setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Corporation shall within one business day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Series A, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The restriction described in this Section 8 may be waived, in whole or in part, upon 61 days prior notice from the Holder to the Corporation to increase such percentage up to 9.99%, but not in excess of 9.99% unless the Holder otherwise provides in such notice to the Corporation. The provisions of this Section 8 shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 8 to correct any portion hereof which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

Section 9. Certain Defined Words and Terms. In addition to definitions elsewhere in this Certificate, the following words and terms shall have the following meanings:

“Common Stock” shall mean the Corporation’s common stock, $0.0001 par value per share.

“Common Stock Equivalents” means any securities of the Corporation or its subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Holder” or “Holders” means a holder of Series A.

“Person” means an individual, a limited liability corporation, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

5

IN WITNESS WHEREOF, the undersigned has executed this Second Amended and Restated Certificate of Designation this 29th day of January 2024.

By:	/s/ Randy S. May
Name:	Randy S. May
Title:	Chief Executive Officer

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED CERTIFICATE OF DESIGNATION OF PREFERENCES, RIGHTS AND LIMITATIONS OF SERIES A CONVERTIBLE PREFERRED STOCK]

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EXHIBIT I

WHITE RIVER ENERGY CORP
CONVERSION NOTICE

Reference is made to the Second Amended and Restated Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock (the “Certificate of Designation”) of White River Energy Corp, a Nevada corporation (the “Corporation”). In accordance with and pursuant to the Certificate of Designation, the undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock, $0.0001 par value per share (the “Series A”), of the Corporation, indicated below into shares of common stock, $0.0001 par value per share (the “Common Stock”), of the Corporation, as of the date specified below.

Date of Conversion: _________

Aggregate number of Series A to be converted: ________________

Aggregate Stated Value of such Series A to be converted:_____________________________________________

Please confirm the following information:

Conversion Price: ______________________

Number of shares of Common Stock to be issued: ___________________

Please issue the Common Stock into which the applicable Series A are being converted to Holder, or for its benefit, as follows:

☐	Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to: __________________________________________________________

_________________________________________________________

________________________________________________________

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☐	Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant: _____________________________________________________

DTC Number: _____________________________________________________

Account Number: _____________________________________________________

Date: _____________ ___, ____________________

Name of Registered Holder

By:
Name:
Title:
Tax ID:
Facsimile:
E-mail Address:

8

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 15, 2024

White River Energy Corp

(Exact name of registrant as specified in its charter)

Nevada	000-56617	45-3797537
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

609 W/ Dickson St., Suite 102 G
Fayetteville, AR	72701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 203-5610

N/A

(Former name or former address, if changed since last report.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

On February 15, 2024, the Audit Committee of the Board of Directors of White River Energy Corp (the “Company”), approved the dismissal of MaloneBailey LLP (“MaloneBailey”), which was then serving as the independent registered public accounting firm of the Company, effective immediately. The Company subsequently notified MaloneBailey of the dismissal.

The reports of MaloneBailey on the Company’s consolidated financial statements for the fiscal year ended March 31, 2023 did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except that each report on the Company’s consolidated financial statements contained an explanatory paragraph regarding the Company’s ability to continue as a going concern based on the Company’s losses from operations net capital deficiency. During the fiscal year ended March 31, 2023 and 2022 and the subsequent interim period through February 15, 2024, the effective date of MaloneBailey’s dismissal, there were (i) no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and MaloneBailey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of MaloneBailey would have caused MaloneBailey to make reference thereto in its reports on the consolidated financial statements of the Company for such years, and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided MaloneBailey with a copy of this Current Report on Form 8-K and requested that MaloneBailey furnish a letter addressed to the Securities and Exchange Commission stating whether or not MaloneBailey agrees with the above disclosures. A copy of MaloneBailey’s letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm

On February 15, 2024, following approval by the Company’s Audit Committee, the Company appointed RBSM LLP (“RBSM”) as the new independent registered public accounting firm of the Company.

Except as was within the scope of RBSM’s audit for the fiscal year ended March 31, 2022 and review work conducted during the fiscal years ended March 31, 2023 and 2022 (as RBSM was also previously the Company’s independent registered public accounting firm until its prior dismissal on March 17, 2023) and through the subsequent interim period through February 15, 2024, the effective date of RBSM’s appointment, neither the Company, nor any party on behalf of the Company, consulted with RBSM with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered with respect to the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company by RBSM that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was subject to any disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Incorporated by Reference
Exhibit #	Exhibit Description	Form	Date	Number	Filed or Furnished Herewith
16.1	MaloneBailey LLP				Filed
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

White River Energy Corp

Date: February 20, 2024	By:	/s/ Jay Puchir
	Name:	Jay Puchir
	Title:	Chief Financial Officer

Exhibit 16.1

February 20, 2024

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

We have read the statements under Item 4.01 of the Current Report on Form 8-K of White River Energy Corp. to be filed with the Securities and Exchange Commission on or about February 20, 2024. We agree with all statements pertaining to us. We have no basis on which to agree or disagree with the other statements contained therein.

MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 16, 2024

White River Energy Corp

(Exact name of registrant as specified in its charter)

Nevada	000-56617	45-3797537
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

609 W/ Dickson St., Suite 102 G
Fayetteville, AR	72701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 203-5610

N/A

(Former name or former address, if changed since last report.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Information.

On February 16, 2024, White River Energy Corp (the “Company”) entered into a letter of intent with the counterparty to that certain Joint Venture Agreement dated November 22, 2023 (the “JVA”), as previously disclosed, and a third party intermediary setting forth the terms of the Company’s contemplated purchase of $13 billion of United States federal income tax credits issued to a Native American tribe (“Credits”) in exchange for $3 million cash and 10 million shares of the Company’s restricted common stock, which will vest upon the receipt of a valid registration number for the Credits from the U.S. Treasury. On February 16, 2024, the Company paid a $1.25 million deposit towards the cash portion of the purchase price to the intermediary, which is in the process of working to provide the Company with a certificate for the Credits as well as a registration number. The transactions contemplated by the letter of intent are subject to negotiation and execution of a definitive purchase agreement with respect to the Credits.

Additionally, on February 22, 2024, the Company received a registration number for the first two tranches of Credits it received in November 2023 and December 2023 pursuant to the JVA. The Company has hired a Washington, D.C. law firm/lobbying firm to perform due diligence on its behalf with respect to the Credits, and if possible issue a tax opinion, which firm is in the process of conducting its review.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Incorporated by Reference
Exhibit #	Exhibit Description	Form	Date	Number	Filed or Furnished Herewith
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

White River Energy Corp

Date: February 23, 2024	By:	/s/ Jay Puchir
	Name:	Jay Puchir
	Title:	Chief Financial Officer